EXHIBIT 23.2
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            [Letterhead of McDaniel & Associates Consultants Limited]



                        CONSENT OF INDEPENDENT ENGINEERS

We refer to our report evaluating the crude oil and natural gas reserves attributable to PetroKazakhstan Inc. (the "Company") as of December 31, 2004 (the "Report").

We hereby consent to the use and reference to our name and our Report in the Company's Annual Report on Form 40-F filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Annual Information Form and that we have no reason to believe that there are any misrepresentations in the information contained in it that are derived from the Report or that are within our knowledge as a results of the services we performed in connection with such Report.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.


By: /s/ B.H. Emslie
    --------------------------------
    Name:  B.H. Emslie, P. Eng.
    Title: Senior Vice President

    Calgary, Alberta, Canada
    Dated: March 30, 2005